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                                                                    EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Shareholders of Koo Koo Roo, Inc.

     We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting as part of this Registration Statement on Form S-4 Amendment 2 of our report dated March 20, 1998, relating to the consolidated financial statements of Koo Koo Roo, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


     We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.

                                             /s/ BDO SEIDMAN, LLP

                                             BDO SEIDMAN, LLP




Los Angeles, California
September 9, 1998